CERTIFICATION

Re:      BANK5 2024-5YR7, Commercial Mortgage Pass-Through Certificates, Series 2024-5YR7 (the “Transaction”), issued pursuant to the Pooling and Servicing Agreement dated as of June 1, 2024 (the “Pooling and Servicing Agreement”), executed in connection with the Transaction (capitalized terms used but not defined herein have the meanings set forth in the Pooling and Servicing Agreement).

                                    __________________________________________

            I, Jane Lam, certify that:

            1.         I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of BANK5 2024-5YR7 (the “Exchange Act periodic reports”);

            2.         Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

            3.         Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

            4.         Based on my knowledge and the servicer compliance statement(s) required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicer(s) have fulfilled their obligations under the servicing agreement(s) in all material respects; and

            5.         All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report.  Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

            In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

•         Computershare Trust Company, National Association, as Trustee

•         Computershare Trust Company, National Association, as Certificate Administrator

•         Computershare Trust Company, National Association, as Custodian

•         Trimont LLC, as Master Servicer (from 3/1/25 to 12/31/25)

•         Wells Fargo Bank, National Association, as Master Servicer (from 1/1/25 to 2/28/25)

•         KeyBank National Association, as Special Servicer

•         Park Bridge Lender Services LLC, as Operating Advisor

•         Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer

•         CoreLogic Solutions, LLC, as Servicing Function Participant

•         Trimont LLC, as Master Servicer under the BANK5 2024-5YR6 securitization, pursuant to which the following mortgage loans were serviced by such party: Jordan Creek Town Center (from 3/1/25 to 12/31/25), Kenwood Towne Centre (from 3/1/25 to 12/31/25)

•         Wells Fargo Bank, National Association, as Master Servicer under the BANK5 2024-5YR6 securitization, pursuant to which the following mortgage loans were serviced by such party: Jordan Creek Town Center (from 1/1/25 to 2/28/25), Kenwood Towne Centre (from 1/1/25 to 2/28/25)

•         CoreLogic Solutions, LLC, as Servicing Function Participant under the BANK5 2024-5YR6 securitization, pursuant to which the following mortgage loans were serviced by such party: Jordan Creek Town Center (from 1/1/25 to 12/31/25), Kenwood Towne Centre (from 1/1/25 to 12/31/25)

•         Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer under the BANK5 2024-5YR6 securitization, pursuant to which the following mortgage loans were serviced by such party: Jordan Creek Town Center (from 1/1/25 to 12/31/25)

•         Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer under the Benchmark 2024-V6 securitization, pursuant to which the following mortgage loans were serviced by such party: Wildwood Center (from 1/1/25 to 12/31/25)

•         Trimont LLC, as Master Servicer under the Benchmark 2024-V8 securitization, pursuant to which the following mortgage loans were serviced by such party: Pleasanton Corporate Commons (from 3/1/25 to 12/31/25)

•         Wells Fargo Bank, National Association, as Master Servicer under the Benchmark 2024-V8 securitization, pursuant to which the following mortgage loans were serviced by such party: Pleasanton Corporate Commons (from 1/1/25 to 2/28/25)

•         CoreLogic Solutions, LLC, as Servicing Function Participant under the Benchmark 2024-V8 securitization, pursuant to which the following mortgage loans were serviced by such party: Pleasanton Corporate Commons (from 1/1/25 to 12/31/25)

•         Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer under the BMO 2024-5C5 securitization, pursuant to which the following mortgage loans were serviced by such party: Gallup HQ (from 1/1/25 to 12/31/25)

•         Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer under the Benchmark 2024-V9 securitization, pursuant to which the following mortgage loans were serviced by such party: Columbus Business Park (from 1/1/25 to 12/31/25)

•         LNR Partners, LLC, as Special Servicer under the BANK5 2024-5YR6 securitization, pursuant to which the following mortgage loans were serviced by such party: Jordan Creek Town Center (from 1/1/25 to 12/31/25), Kenwood Towne Centre (from 1/1/25 to 12/31/25)

•         LNR Partners, LLC, as Special Servicer under the Benchmark 2024-V6 securitization, pursuant to which the following mortgage loans were serviced by such party: Wildwood Center (from 1/1/25 to 12/31/25)

•         LNR Partners, LLC, as Special Servicer under the Benchmark 2024-V8 securitization, pursuant to which the following mortgage loans were serviced by such party: Pleasanton Corporate Commons (from 1/1/25 to 12/31/25)

•         LNR Partners, LLC, as Special Servicer under the BMO 2024-5C5 securitization, pursuant to which the following mortgage loans were serviced by such party: Gallup HQ (from 1/1/25 to 11/24/25)

•         Computershare Trust Company, National Association, as Custodian under the BANK5 2024-5YR6 securitization, pursuant to which the following mortgage loans were serviced by such party: Jordan Creek Town Center (from 1/1/25 to 12/31/25), Kenwood Towne Centre (from 1/1/25 to 12/31/25)

•         Computershare Trust Company, National Association, as Custodian under the Benchmark 2024-V6 securitization, pursuant to which the following mortgage loans were serviced by such party: Wildwood Center (from 1/1/25 to 12/31/25)

•         Computershare Trust Company, National Association, as Custodian under the Benchmark 2024-V8 securitization, pursuant to which the following mortgage loans were serviced by such party: Pleasanton Corporate Commons (from 1/1/25 to 12/31/25)

•         Computershare Trust Company, National Association, as Custodian under the BMO 2024-5C5 securitization, pursuant to which the following mortgage loans were serviced by such party: Gallup HQ (from 1/1/25 to 12/31/25)

•         Computershare Trust Company, National Association, as Custodian under the Benchmark 2024-V9 securitization, pursuant to which the following mortgage loans were serviced by such party: Columbus Business Park (from 1/1/25 to 12/31/25)

Date:  March 23, 2026

By /s/ Jane Lam

      Name: Jane Lam

      Title: President